UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2011

Eagle Ford Oil and Gas Corp.
(a Nevada Corporation)
000-51656	75-2990007
(Commission File Number)	(IRS Employer Identification Number)

1110 Nasa Parkway
Suite 311
Houston, Texas 77058
(Address of principal executive offices)

(281) 383-9648
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

As previously reported in the Current Report on Form 8-K dated June 21, 2011, on June 20, 2011, Eagle Ford Oil & Gas Corp. (ECCE.OB) (the “Company” or the “Registrant”), acquired all of the membership interests in Sandstone Energy, L.L.C. (“Sandstone”), in exchange for 17,857,113 shares of Common Stock of the Company.  Following the acquisition (the “Acquisition”), the shares issued to the former owners of Sandstone (the “Sellers”) constitutes eighty two percent of the Company’s common stock.

This Amendment No. 1 amends Item 9.01 of the subject Current Report on Form 8-K to provide the financial statements of  Sandstone required by Item 9.01(a) of this Form 8-K and the pro forma financial information required by Item 9.01(b) of this Form 8-K.

ITEM 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Attached as Exhibit 99.1 and incorporated herein by reference are the audited consolidated balance sheets of Sandstone as of December 31, 2010 and 2009 and the related consolidated statement of operations, changes in members’ deficit, and cash flows for the years then ended and for the period from inception (May 15, 2006) to December 31, 2010. Attached as Exhibit 99.2 and incorporated herein by reference is the condensed consolidated balance sheet of Sandstone as of March 31, 2011 (unaudited) and December 31, 2010 (audited) and the related unaudited condensed consolidated statement of operations, changes in members’ equity, and cash flows for the three months ended March 31, 2011 and 2010 and for the period from inception (May 15, 2006) to March 31, 2011.

(b) Pro Forma Financial Information

Attached as Exhibit 99.3 and incorporated herein by reference is the unaudited pro forma condensed combined balance sheet of the Company as of March 31, 2011 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2010 and for the three months ended March 31, 2011 for the Company.

(d) Exhibits

Exhibit
No.	Description

99.1	Audited Consolidated Financial Statements of Sandstone Energy, L.L.C. as of and for the years ended December 31, 2010 and 2009 and for the period from inception (May 15, 2006) to December 31, 2010.

99.2
Unaudited Consolidated Financial Statements of Sandstone Energy, L.L.C as of March 31, 2011 and December 31, 2010 and for the three months ended March 31, 2011 and 2010 and for the period from inception (May 15, 2006) to March 31, 2011.

99.3	Unaudited pro forma condensed combined financial information of the Company giving effect to the Acquisition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Ford Oil & Gas Corp.

Date: November 3, 2011	By: /s/ Paul Williams
Name: Paul Williams. Title: Chief Executive Officer